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                                   EXHIBIT 5.1
                                  LEGAL OPINION

                   [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]

                                  June 21, 1999

Board of Directors
Sterling Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York 11554

         Re:      Sterling Vision, Inc. -- Registration Statement on Form S-3

Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") to be filed by Sterling Vision, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the issuance by the Company of an aggregate of 535,605 shares of its Common Stock, par value $.01 per share (the "Common Stock"): (i) of which 424,999 shares of Common Stock are to be issued to the holders of the Company's Senior Convertible Preferred Stock, par value $.01 per share (the "Senior Preferred"), upon the conversion thereof and the exercise of related warrants (the "Common Shares"); and (ii) of which 60,606 shares of Common Stock are held by Marchon Eyewear, Inc. and 50,000 shares of Common Stock are held by Thomas L. DePetrillo.

         We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws that:

         1. The Common Shares when issued and delivered in accordance with the terms of the Senior Preferred and the exercise of the warrants, will be validly issued, fully paid and non-assessable; and

         2. The shares of Common Stock held by Marchon Eyewear, Inc. and Thomas
L. DePetrillo, when issued and delivered in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to this Registration Statement and to the reference to our Firm under the caption "Legal Matters" in this Registration Statement.

                                            Very truly yours,

                                            CAMHY KARLINSKY & STEIN LLP